As filed with the Securities and Exchange Commission on May 30, 2003

File No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of The Securities Exchange Act of 1934

GENESIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	Being Applied For

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 East State Street Kennett Square, PA	19348

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	Nasdaq National Market System

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

Item 1.     Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Business,” “Relationship with NCPI” and “Where You Can Find More Information” of the Information Statement filed as an exhibit hereto (the “Information Statement”). Those sections are incorporated herein by reference.

Item 2.     Financial Information

The information required by this item is contained under the sections “Summary,” “Capitalization,” “Selected Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.     Properties

The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.     Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the sections “Management” and “Security Ownership of Our Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 5.     Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.     Executive Compensation

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 7.     Certain Relationships and Related Transactions

The information required by this item is contained under the sections “Management” and “Relationship with NCPI” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.     Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.     Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “Description of Capital Stock,” “Management,” “The Spin-Off — Description of the Spin-off,” “Trading Markets” and “Dividend Policy” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.     Recent Sales of Unregistered Securities

We were incorporated in Pennsylvania on May 19, 2003. In connection with our initial capital contribution, we issued 100 shares of GHC common stock, par value $0.01 per share, to Genesis Health Ventures, Inc., which expects to change its name to NeighborCare, Inc. upon the completion of the spin-off. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because it did not involve any public offering of securities.

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Item 11.     Description of Registrant’s Securities to be Registered

The information required by this Item is contained under the section “Description of Capital Stock” of the Information Statement. That section is incorporated herein by reference.

Item 12.     Indemnification of Directors and Officers

The information required by this Item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.

Item 13.     Financial Statements and Supplementary Data

The information required by this Item is contained under the sections “Capitalization,” “Selected Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15.     Financial Statements and Exhibits

(a)     Financial Statements

The information required by this Item is contained under the sections “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Combined Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

Independent Auditors’ Report	F-1
Combined Balance Sheets as of September 30, 2002 and 2001 (Successor)	F-3
Combined Statements of Operations for the years ended September 30, 2002 (Successor), 2001 and 2000 (Predecessor)	F-4
Combined Statements of Cash Flows for the years ended September 30, 2002 (Successor), 2001 and 2000 (Predecessor)	F-5
Combined Statements of Owner’s Equity (Deficit) for the years ended September 30, 2002 (Successor), 2001 and 2000 (Predecessor)	F-6
Notes to Combined Financial Statements	F-7
Unaudited Condensed Combined Balance Sheet at March 31, 2003	F-32
Unaudited Condensed Combined Statements of Operations for the six months ended March 31, 2003 and 2002	F-33
Unaudited Condensed Combined Statements of Cash Flows for the six months ended March 31, 2003 and 2002	F-34
Notes to Unaudited Condensed Combined Financial Statements	F-35
Independent Auditors’ Report	S-1
Schedule II Valuation of Qualifying Accounts for the years ended September 30, 2002, 2001 and 2000	S-2

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or the notes thereto.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Description

3.1	Form of Amended and Restated Articles of Incorporation.*

3.2	Form of Amended and Restated By-laws.*

4.1	Form of Genesis HealthCare Corporation Common Stock certificate.*

10.1	Form of Separation and Distribution Agreement by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation.*

10.2	Form of Tax Sharing Agreement by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation.*

10.3	Form of Transition Services Agreement by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation.*

10.4	Form of Group Purchasing Agreement by and between The Tidewater Healthcare Shared Services Group, Inc. and Genesis HealthCare Corporation.*

10.5	Form of Employee Benefits Agreement by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation.*

10.6	Form of Agreement for Pharmacy, Pharmacy Consulting and Medical Supply Products and Services by and between Neighborcare Pharmacy Services, Inc. and Genesis HealthCare Corporation.*

10.7	Form of Employment Agreement between Genesis HealthCare Corporation and George V. Hager, Jr.*

10.8(a)	Form of Employment Agreement between Genesis HealthCare Corporation and those parties identified on exhibit 10.8(b).*

10.8(b)	Schedule of parties to the Form of Employment Agreement attached as exhibit 10.8(a).*

10.9	Form of Stock Option Plan.*

10.10	Form of Deferred Compensation Plan.*

10.11	Form of Senior Credit Facility.*

21.1	Subsidiaries of Genesis HealthCare Corporation.*

99.1	Genesis HealthCare Corporation Information Statement dated May 30, 2003.

*To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Genesis HealthCare Corporation

	By:	GEORGE V. HAGER, JR.

George V. Hager, Jr.
Chief Executive Officer
Date: May 30, 2003